EXHIBIT 5.1
                            Letter from Peach Goddard



[PEACH GODDARD LETTERHEAD]




February 5, 2004


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


Dear Sir and/or Madam:


We have read the statements about our firm included under Item 4 in the Form 8-K dated February 5, 2004 of Zone 4 Play, Inc. (formerly Old Goat Enterprises, Inc.) filed with the Securities and Exchange Commission and are in agreement with the statements contain therein.


Yours truly,


/s/ Peach Goddard Chartered Accountants